As filed with the Securities and Exchange Commission on April 5, 2006

Registration No. 333-_________

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PC MALL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	95-4518700
(State of Other Jurisdiction	(I.R.S. Employer
of Incorporation of Organization)	Identification No.)

2555 W. 190th Street, Suite 201

Torrance, CA 90504

(Address of Principal Executive Offices)

Amended and Restated 1994 Stock Incentive Plan

(Full Title of Plan)

______________________________________________

Frank F. Khulusi

Chairman of the Board, President and Chief Executive Officer

PC Mall, Inc.

2555 W. 190th Street, Suite 201

Torrance, CA 90504

(Name and Address of Agent for Service)

(310) 354-5600

(Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Craig S. Mordock

Morrison & Foerster LLP

19900 MacArthur Boulevard, 12th Floor

Irvine, California 92612

(949) 251-7500

__________________________________________________

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.001 par value per share	698,350(3)	$6.40	$4,469,440	$479

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement includes an indeterminate number of additional shares which may be offered and issued to prevent dilution from stock splits, stock dividends or similar transactions as provided in the above-referenced plan.

(2)

Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been determined on the basis of the average of the high and low prices reported on the Nasdaq National Market on March 31, 2006.

(3)

Consists of 346,707 additional shares authorized as of January 1, 2005 and 351,643 additional shares authorized as of January 1, 2006 under the evergreen provision of the 1994 Stock Incentive Plan, as amended.

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Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended, this Registration Statement is filed by PC Mall, Inc. (the “Registrant”) for the purpose of registering additional securities under the 1994 Stock Incentive Plan, as amended, of the Registrant, which are the same class as those registered under the currently effective Registration Statements on Form S-8 (Registration Nos. 333-000848, 333-76851, 333-38860, 333-66068, 333-105620 and 333-120708) relating to the 1994 Stock Incentive Plan, as amended, of the Registrant, and the contents of those Registration Statements, including any amendments thereto or filings incorporated therein, are incorporated herein by this reference.

The number of shares of common stock of the Registrant available for issuance under the 1994 Stock Incentive Plan, as amended, of the Registrant is subject to an automatic annual increase by an amount equal to three percent (3%) of the number of shares of the Registrant’s common stock outstanding as of December 31 of the immediately preceding calendar year (the “evergreen provision”). This Registration Statement registers the 346,707 and 351,643 additional shares of common stock available for issuance pursuant to the evergreen provision for fiscal years 2005 and 2006, respectively.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a)          The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2005, which includes audited financial statements for the Registrant’s latest fiscal year.

(b)          All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the audited financial statements described in (a) above.

(c)          The description of the Registrant’s Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on March 31, 1996 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.
4.1

Amended and Restated 1994 Stock Incentive Plan (amended as of June 19, 2002) (incorporated herein by reference to Annex A to the Definitive Proxy Statement of the Registrant (File No. 0-25790) filed with the Commission on June 24, 2002)

5.1	Opinion of Morrison & Foerster LLP
23.1	Consent of Morrison & Foerster LLP (contained in Exhibit 5.1)
23.2	Consent of Independent Registered Public Accounting Firm
24.1	Power of Attorney (see signature page)

Item 9. Undertakings.

A.

The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, PC Mall, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, State of California, on April 3, 2006.

PC MALL, INC.

By: /s/ Frank F. Khulusi
Frank F. Khulusi
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Frank F. Khulusi and Theodore R. Sanders, and each of them, as attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, granting to said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Frank F. Khulusi Frank F. Khulusi	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)	April 3, 2006
/s/ Theodore R. Sanders Theodore R. Sanders	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	April 3, 2006
/s/ Paul C. Heeschen Paul C. Heeschen	Director	April 3, 2006
/s/ Thomas A. Maloof Thomas A. Maloof	Director	April 3, 2006
/s/ Ronald B. Reck Ronald B. Reck	Director	April 3, 2006

EXHIBIT INDEX

Exhibit
Number	Description

4.1

Amended and Restated 1994 Stock Incentive Plan (amended as of June 19, 2002) (incorporated herein by reference to Annex A to the Definitive Proxy Statement of the Registrant (File No. 0-25790) filed with the Commission on June 24, 2002)

5.1	Opinion of Morrison & Foerster LLP
23.1	Consent of Morrison & Foerster LLP (contained in Exhibit 5.1)
23.2	Consent of Independent Registered Public Accounting Firm
24.1	Power of Attorney (see signature page)